Exhibit 31.4

Certification Required by Rule 13a-14(a)

or Rule 15d-14(a)

I, L. Scott Biar, certify that:

1.	I have reviewed this annual report on Form 10-K/A of NGP Capital Resources Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ L. SCOTT BIAR
L. Scott Biar
Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer